UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIONEER BOND FUND

PIONEER EQUITY INCOME FUND

PIONEER FUND

PIONEER HIGH YIELD FUND

PIONEER ASSET ALLOCATION TRUST

PIONEER MID CAP VALUE FUND

PIONEER MONEY MARKET TRUST

PIONEER SERIES TRUST II

PIONEER SERIES TRUST III

PIONEER SERIES TRUST IV

PIONEER SERIES TRUST V

PIONEER SERIES TRUST VI

PIONEER SERIES TRUST VII

PIONEER SERIES TRUST VIII

PIONEER SERIES TRUST X

PIONEER SERIES TRUST XI

PIONEER SERIES TRUST XII

PIONEER SERIES TRUST XIV

PIONEER SHORT TERM INCOME FUND

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Pioneer Funds Abstention Call Guide (Abstention Call Guide)

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Pioneer Funds.

First, I would like to apologize for all the attention you have been getting regarding your investment in the Pioneer Funds. However, the Funds are still seeking participation to avoid a costly Meeting adjournment. With the Meeting right around the corner and assuming you are not able to attend the Special Meeting, we were hoping that you would simply abstain to ensure that your shares will be counted towards present at the Meeting. Would you like to Abstain?

Have you received the information?

(Pause for response)

If “Yes” or positive response:

*	Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

If “No” or negative response:

I would be happy to review the meeting agenda with you if that could aid in your voting decision. Would you like to review that now?

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Pioneer Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*	Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Pioneer Funds Abstention Call Guide (Abstention Call Guide)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed on the confirmation. Mr. /Ms. ___________, your vote is important, and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

THE PIONEER FUNDS

Dear Shareholder:

Our records indicate that you own 25,000 shares or more in the above-referenced Pioneer Fund. It is extremely important that you vote your shares regarding the reorganization proposal to be presented at the Special Meeting of Shareholders scheduled to be held on March 27, 2025. If you have not made a decision on a vote direction, whether FOR or AGAINST, we ask that you issue an ABSTAIN vote so your shares will be counted as present for quorum purposes (shares represented in person or by proxy at the meeting).

DETAILS ABOUT EACH REORGANIZATION:

•

Each reorganization is part of larger plans to integrate the advisory businesses of Amundi US and Victory Capital Management. After the reorganizations, Victory Capital Management Inc. would be each Victory Pioneer Fund’s investment adviser.

•	Each open-end Pioneer Fund would be reorganized into a newly-created Victory Pioneer Fund, expected to be managed by the Pioneer Fund’s current portfolio management team.

•

Each newly-created Fund was formed for the sole purpose of this reorganization, and would employ substantially the same investment strategies, subject to any differences described in the proxy statement/prospectus.

VOTING OPTIONS

In addition to the options listed on the enclosed proxy card, you can also vote by utilizing one the convenient options below:

1.	Please contact us toll-free at (800) 284-1755 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 9:00 p.m. Eastern Time on Saturday and Sunday.

2.	Email us at votemyproxy@equiniti.com. Please include your Voter ID located the enclosed proxy card, your full name and voting direction (For, Against or Abstain).

Thank you for your time and consideration.

Sincerely,

Lisa M. Jones

President and Chief Executive Officer

Shareholder Name

Address 1

Address 2

Address 3

“FUND NAME HERE”

Dear Shareholder:

First, we would like to apologize for the multiple attempts to contact you by phone and mail over the last few weeks. The reason for all the attention is a very important matter pertaining to your investment in the above-referenced Fund (the “Fund”) that we’d like to discuss with you and record your response. Your response is important as is the response of all other shareholders in the Fund. There is no confidential information required and we only need a few moments of your time.

Please contact us toll-free at (800) 431-9633 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday or 10:00 a.m. and 9:00 p.m. Eastern Time on Saturday.

When calling, please reference the Investor ID below:

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

Thank you for your time and consideration.

Sincerely,

Lisa M. Jones

President and Chief Executive Officer